AGREEMENT

THIS is entered into as of this 30th day of January, 2001 (the "Effective Date") by and between MBNA AMERICA BANK, N.A., a national banking association having its principal place of business in Wilmington, Delaware (hereinafter referred to as 'MBNA America"), and Clip Clop.com, a Canadian corporation having its principal place of business at 789 West Pender Street, Vancouver, British Columbia, Canada (hereinafter referred to as "CC") for themselves, and their respective successors and assigns.

1.     DEFINITIONS
       -----------

When  used  in  this  Agreement

(a)     "Agreement"  means  this  agreement  and  Schedule  A,  B  and  C.

(b) "Credit Card Account" means a Credit Card Account opened by a Member in response to marketing efforts made pursuant to the Program that has a credit device that does not bear a trademark.

(c)     "Customer"  means  any  Member  who  is  a  participant  in the Program.

(d) "Financial Service Products" means credit card programs, charge card programs, debit card programs and travel and entertainment card programs.

(e) "Mailing Lists" means updated and current lists and/or magnetic tapes (in a format designated by MBNA America) containing names, postal addresses and, when available, telephone numbers of Members segmented by zip codes or reasonably selected membership characteristics.

(f) "Member" means a customer of CC and/or other potential participants mutually agreed to by CC and MBNA America.

(g) "Program" means those programs and services of the Financial Service Products MBNA America agrees to offer pursuant to this Agreement to the Members from time to time.

(h)     "Royalties"  means  the  compensation  set  forth  in  Schedule  B.

(i) "Trademarks" means any design, image, visual representation, logo, service mark, trade dress, trade name, or trademark used or acquired by CC during the term of this Agreement.

(j) "CC Affiliate" means any entity controlling, controlled by or under the common control with CC.

2.     RIGHTS  AND  RESPONSIBILITIES  OF  CC
       -------------------------------------

(a) CC agrees that during the term of this Agreement it will endorse the Program exclusively and that neither CC nor any CC Affiliate shall, by itself or in conjunction with others directly or

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indirectly (i)  sponsor,  advertise,  aid,  develop,  market,  solicit proposals for  programs  offering,  or  discuss  with  any  organization  (other than MBNA
America) the providing of, any Financial Service Products of any organization other than MBNA America ; (ii) license or allow others to license the Trademarks in relation to or for promoting any Financial Service Products of any entity other than MBNA America ; and (iii) sell, rent or otherwise make available or allow others to sell, rent or otherwise make available any of its mailing lists or information about any current of potential Members in relation to or for promoting any Financial Service Products of any entity other than MBNA America. Notwithstanding anything else in this Agreement to the contrary, CC may accept advertising from any financial institution provided that the advertisement does not contain an express or implied endorsement by CC of said financial institution or the advertised Financial Service Product.

(b) CC agrees to provide MBNA America with such information and assistance as may be reasonably requested by MBNA America in connection with the Program.

(c) CC authorizes MBNA America to solicit its Members by mail, direct promotion, advertisements and/or telephone for participation in the Program.

(d) CC shall have the right or prior approval of all Program advertising and solicitation materials to be used by MBNA America, which contain CC's Trademark; such approval shall not be unreasonably withheld or delayed. In the event that MBNA America incurs a cost because of a change in the Trademarks (e.g., the cost of reissuing new credit cards), MBNA America may deduct such costs from Royalties due CC. In the event such costs exceed Royalties then due CC, CC shall promptly reimburse MBNA America for all such costs.

(e) Upon the request of MBNA America, CC shall provide MBNA America with Mailing Lists free of any charge. In the event that MBNA America incurs a cost because of a charge assessed by CC or its agents for an initial Mailing List or an update to that list, MBNA America may deduct such costs from Royalties due CC. CC shall provide the initial Mailing List, containing at least fifty-five thousand (55,000) non-duplicate names with corresponding valid postal addresses and, when available, telephone numbers, as soon as possible but no later than thirty (30) days after CC's execution of this Agreement.

(f) CC shall only provide information to or otherwise communicate with Members or potential members about the Program with MBNA America's prior written approval, except for current advertising and solicitation materials provided by MBNA America to CC. Notwithstanding the above, CC may respond to individual inquiries about the Program from its Members on an individual basis, provided that said responses are accurate and consistent with the then-current materials provided by MBNA America to CC. Any correspondence received by CC that is intended for MBNA America (e.g. applications, payments, billing inquiries, etc.) shall be forwarded to MBNA America account execute via overnight courier within 24 hours of receipt. All charges incurred for this service will be paid by MBNA America.

(g) CC hereby grants MBNA America and its affiliates a limited, exclusive license to use the Trademarks solely in conjunction with the Program, including the promotion thereof. This license shall be transferred upon assignment of this Agreement. This license shall remain in effect for the duration of this Agreement and shall apply to the Trademarks, notwithstanding the transfer of such Trademarks by operation of law or otherwise to any permitted successor, corporation, organization or individual. Nothing stated in this Agreement prohibits CC from granting to other persons a license to use the Trademarks in conjunction with the providing of any other service or product, except for any Financial Service Products.

(h) CC shall permit MBNA America to advertise the Program on its home page and at other prominent locations within the internet site of CC. MBNA America may establish a "hot-link" from such advertisements to another internet site to enable a person to apply for a Credit Card Account. Any Credit Card Accounts generated pursuant to such a "hot-link" shall entitle CC to the Royalties set forth in Schedule B, subject to the other terms and conditions of this Agreement. CC shall modify or remove such advertisements within twenty-four
(24)  hours  of  MBNA  America's  request.

3.    RIGHTS  AND  RESPONSIBILITIES  OF  MBNA  AMERICA
       ------------------------------------------------

(a) MBNA America shall design, develop and administer the Program for the Members.

(b) MBNA America shall design all advertising, solicitation and promotional materials with regard to the Program. MBNA America reserves the right of prior written approval of all advertising and solicitation materials concerning or related to the Program, which may be developed by or on behalf of CC.

(c) MBNA America shall bear all costs of producing and mailing materials for the Program.

(d) MBNA America shall make all credit decisions and shall bear all credit risks with respect to each Customer's account(s) independently of CC.

(e) MBNA America shall use the Mailing Lists provided pursuant to this Agreement consistent with this Agreement and shall not permit those entities handling these Mailing List to use them for any other purpose. MBNA America shall have the sole right to designate Members on these Mailing Lists to whom promotional material will not be sent. These Mailing Lists are and shall remain the sole property of CC. However, MBNA America may maintain separately all information which it obtains as a result of an account relationship or an application for an account relationship. This information becomes a part of MBNA America's own files and shall not be subject to this Agreement; provided however that MBNA America will not use this separate information in a manner that would imply an endorsement by CC.

4.     REPRESENTATION  AND  WARRANTIES
       -------------------------------

(a) CC and MBNA America each represents and warrants to the other that as of the Effective Date and throughout the term of this Agreement:

i.     It  is  duly  organized,  validly  existing  and  in  good  standing.

ii. It has all necessary power and authority to execute and deliver this Agreement and to perform its obligations under this Agreement.

iii. This Agreement constitutes a legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, receivership, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity.

iv. No consent, approval or authorization from any third party is required in connection with the execution, delivery and performance of this Agreement, except such as have been obtained and are in full force and effect.

v. The execution, delivery and performance of this Agreement by such party will not constitute a violation of any law, rule, regulation, court order or ruling applicable to such party.

(b) CC represents and warrants to MBNA America as of the date hereof and throughout the term of this Agreement that it has the right and power to license the Trademarks to MBNA America for use as contemplated by this Agreement. CC will hold MBNA America, its directors, officers, agents, employees, affiliates, successors and assigns harmless from and against all liability, causes of action, and claims, and will reimburse MBNA America's reasonable and actual costs in connection therewith, arising from the Trademark license granted herein or from MBNA America's use of the Trademarks in reliance thereon. Each party shall promptly notify the other party in the manner provided herein upon learning of any claims or complaints relating to such license or the use of any Trademarks.

5.     ROYALTIES
       ---------

(a) During the term of this Agreement, MBNA America shall pay Royalties to CC. Royalties will not be paid without a completed Schedule C (W-9 Form and ET
Form). Except as otherwise provided in Schedule B, payment of Royalties then due shall be made approximately forty-five (45) days after the end of each calendar quarter.

(b) On or before the forty-fifth (45th) day after the end of each calendar quarter during the term of this Agreement, MBNA America will provide CC with a statement showing the number of Credit Card Accounts opened.

6.     PROGRAM  ADJUSTMENTS
       --------------------

A summary of the current features of the program are set forth in Schedule A. MBNA America reserves the right to make periodic adjustments to the Program and its terms and features.

7.     CONFIDENTIALITY  OF  AGREEMENT
       ------------------------------

The terms of this Agreement, any proposal, financial information provided by or on behalf of one party to the other party prior to, contemporaneously with, or subsequent to, the execution of this Agreement ("Information") are confidential as of the date of disclosure. Such Information will not be disclosed by such other party to any other person or entity, except as permitted under this Agreement or as mutually agreed in writing. MBNA America and CC shall be permitted to disclose such Information (i) to their accountants, legal, financial and marketing advisors, and employees as necessary for the performance of their respective duties, provided that said persons agree to treat the Information as confidential in the above described manner and (ii) as required by law or by any governmental regulatory authority.

8.     TERM  OF  AGREEMENT
       -------------------

The initial term of this Agreement will begin on the Effective Date and end on March 30, 2004. This Agreement will automatically extend at the end of the initial term or any renewal term for successive one-year periods, unless either party gives written notice of its intention not to renew at least ninety (90) days, but not more than one hundred eighty (190) days, prior to the last date of such term or renewal term, as applicable.

9.     STATE  LAW  GOVERNING  AGREEMENT
       --------------------------------

This Agreement shall be governed by and subject to the laws of the State of Delaware (without regard to its conflict of laws principles) and shall be deemed for all purposes to be made and fully performed in Delaware.

10.     TERMINATION
        -----------

(a) In the event of any material breach of this Agreement by MBNA America or CC, the other party may terminate this Agreement by giving notice, as provided herein, to the breaching party. This notice shall (i) describe the material breach; and (ii) state the party's intention to terminate this Agreement. If the breaching party does not cure or substantially cure such breach within sixty
(6) days after receipt of notice, as provided herein (the "Cure Period"), then this Agreements shall terminate sixty (60) days after the Cure Period.

(b) If either MBNA America or CC becomes insolvent in that its liabilities exceed its assets, or is adjudicated insolvent, or takes advantage of or is subject to any insolvency proceeding, or makes an assignment for the benefit of creditors or is subject to receivership, conservatorship or liquidation then the other party may immediately terminate this Agreement.

(c) Upon termination of this Agreement, MBNA America shall, in a manner consistent with Section 10(d) of this Agreement, cease to use the Trademarks. MBNA America agrees that upon such termination it will not claim any right, title, or interest in or to the Trademarks or to the Mailing Lists provided pursuant to this Agreement. However, MBNA America may conclude all solicitation that is required by law.

(d) MBNA America shall have the right to prior review and approval of any notice in connection with, relating or referring to the termination of this Agreement to be communicated by CC to the Members. Such approval shall not be unreasonably withheld. Upon termination of this Agreement, CC shall not attempt to cause the removal of CC's identification or Trademarks from any person's credit devices, checks or records of any Customer existing as of the effect date of termination of this Agreement.

(e) In the event that any material change in any applicable law, statute, operating rule or regulation, or any material change in any operating rule or regulation of either VISA or MasterCard makes the continued performance of this Agreement under the then current terms and conditions unduly burdensome, then

MBNA America shall have the right to terminate this Agreement upon ninety (90) days advance written notice. Such written notice shall include an explanation and evidence of the burden imposed as a result of such change.

11.     MISCELLANEOUS
        -------------

(a) This Agreement cannot be amended except by written agreement signed by the authorized agents of both parties hereto.

(b) The obligations in Sections 4(b), 7, 10(c) and 10(d) shall survive any termination of this Agreement.

(c) The failure of any party to exercise any rights under this Agreement shall not be deemed a waiver of such right or any other rights.

(d) The section captions are inserted only for convenience and are in no way to be construed as part of this Agreement.

(e) If any part of this Agreement shall for any reason be found or held invalid or unenforceable by any court or governmental agency of competent jurisdiction, such invalidity or unenforceability shall not affect the remainder of this Agreement which shall survive and be construed as if such invalid or unenforceable part had not been contained herein.

(f) All notices relating to this Agreement shall be in writing and shall be deemed given (i) upon receipt by hand delivery, facsimile or overnight courier, or (ii) three (3) business days after mailing by registered or certified mail, postage prepaid, return receipt requested. All notices shall be addressed as follows:

(1)  If  to  CLIP  CLOP.COM:
     789  West  Pender  Street,  Suite  1500
     Vancouver,  British  Columbia,  Canada
     ATTENTION:   Vivianne  Bedard,  Vice  President  of  Marketing
     Fax  #:  877-350-2121

(2)  If  to  MBNA  America:
     MBNA  AMERICA  BANK,  N.A.
     Rodney  Square
     Wilmington,  Delaware  19884
     ATTENTION:     Mr.  William  P.  Morrison
                    SEVP,  Business  Development
     Fax  #:     302-432-0805

Any party may change the address to which communications are to be sent by giving notice, as provided herein, of such change of address.

(g) This Agreement contains the entire agreement of the parties with respect to the matters covered herein and supersedes all prior promises and agreements, written or oral, with respect to the matters covered herein. Without the prior written consent of MBNA America, which shall not be unreasonably withheld, CC may not assign any of its rights or obligations under or arising from this Agreement. MBNA America may assign any of its rights or obligations under this Agreement to any other person without the prior written consent of CC. MBNA America may utilize the services of any third party in fulfilling its obligations under this Agreement.

(h) MBNA America and CC are not agents, representatives or employees of each other and neither party shall have the power to obligate or bind the other in any manner except as otherwise expressly provided by this Agreement.

(i) Nothing expressed or implied in this Agreement is intended or shall be construed to confer upon or give any person other than CC and MBNA America, their successors and assigns any rights or remedies under or by reason of this Agreement.

(j) Neither party shall be in breach hereunder by reason of its delay in the performance of or failure to perform any of its obligations herein if such delay or failure is caused by strikes, acts of God or the public enemy, riots, incendiaries, interference by civil or military authorities, compliance with governmental laws, rules, regulations, delays in transit or delivery, or any event beyond its reasonable control or without its fault or negligence.

(k) This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, each of the parties, by its representatives, has executed this Agreement as of the Effective Date.
CLIP  CLOP.COM

By:     /s/ John Henry
Name:   John Henry
Title:  CEO
Date:   Dec 22 2000

MBNA  AMERICA  BANK,  N.A.

By:     /s/ signed
Name:   William P. Morrison
Title:  Div. Pres.
Date:   1/30/01

SCHEDULE A

TERMS  AND  CONDITIONS
----------------------

The terms and conditions governing the Credit Card Accounts will vary depending upon the given credit card program for which the Member applies.

SCHEDULE B

ROYALTIES
---------

Subject to (i) MBNA America's right to vary the Program and its terms and features, and (ii) the applicable agreement entered into between MBNA America and each Customer.

A.     CREDIT  CARD  ACCOUNTS
       ----------------------

1). $40.00 (forty dollars) for each Credit Card Account opened, which remains open for at least ninety (90) consecutive days, and which is utilized by the Customer for at least one purchase or cash advance during the aforementioned ninety (90) day period which is not subsequently rescinded, the subject of a charge back request, or otherwise disputed.